Registration No.  033-57019
                 Date Filed: December 22, 1994



                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                       AMENDMENT NO. 1 TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                       FIRST NATIONAL BANCORP
     (Exact Name of Registrant as specified in its Charter)

           GEORGIA                                 58-1415138
  (State of incorporation)                     (I.R.S. Employer
                                              Identification No.)

               303 Jesse Jewell Parkway, Suite 700
                        P. O. Drawer 937
                   Gainesville, Georgia  30503
                          (404) 503-2000
  (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                      C. Talmadge Garrison
                     First National Bancorp
               303 Jesse Jewell Parkway, Suite 700
                        P. O. Drawer 937
                     Gainesville, Georgia 30501
                         (404) 503-2104
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copies to:
                       T. Treadwell Syfan
                     Stewart, Melvin & Frost
                         200 Main Street
                         P. O. Box 3280
                   Gainesville, Georgia 30503
                         (404) 536-0101


Approximate Date of Commencement of Proposed Sale to the public:
As soon as practical after effective date of this Registration
Statement (the approximate date being _________, 1994).

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

             CALCULATION OF REGISTRATION FEE

                              Proposed       Proposed
Title of                      Maximum        Maximum
Securities     Amount         Offering       Aggregate      Amount of
Being          Being          Price          Offering       Registration
Registered     Registered     Per Share1     Price          Fee

Common Stock   250,000 shs    $17.1252       $4,281,250     $1,476.29
$1.00 par value

____________________

1 The offering prices per share will be based on the prices at which shares will be purchased under the Dividend Reinvestment Plan. Such offering prices will be the prevailing market price at the time of the purchase of shares under the Plan and will vary.

2 Estimated solely for calculating the amount of the registration fee pursuant to Rule 457 of the Securities and Exchange Commission, on the basis of the average between the high and low prices as quoted in the NASDAQ National List of Over-the-Counter Securities as of December 19, 1994.

Pursuant to Rule 429 as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement also relates to the Registration Statement of First National Bancorp (File No. 33-41877) filed under the Securities Act of 1933, as amended, and effective on August 14, 1991.

This Registration Statement shall become effective automatically upon filing.

                        EXPLANATORY NOTE

     The form of Prospectus filed as a part of this Registration Statement has two cover letters, the first of which ("Alternate Cover Letter") will be distributed with the Prospectus to all shareholders of the Company who are participants of the Dividend Reinvestment Plan on December 20, 1994. All Prospectuses distributed to holders of the Company Common Stock who are not participants in the Dividend Reinvestment Plan on December 20, 1994 will be accompanied by the second form of cover letter.

                               [ALTERNATE COVER LETTER]


                                            __________, 1994

Dear Shareholder:

     We are pleased to send you this Prospectus describing the Dividend Reinvestment Plan ("Plan") of First National Bancorp ("the Company"). The Plan was implemented on May 23, 1985, and has subsequently been amended by the Board of Directors on three occasions to reserve additional shares of the $1.00 par value common stock of the Company ("Common Stock") for issuance under the Plan. This revised Prospectus incorporates all amendments to the Plan as of the date hereof.

     On October 19, 1994, the Board of Directors reserved an additional 250,000 shares of Common Stock for sale under the Plan. This action by the Board, while necessitating the filing of a Registration Statement with the Securities and Exchange Commission and the distribution of this Prospectus to all participants, will ensure that a sufficient number of shares of Common Stock are available for issuance under the Plan.

     We hope you will continue to participate in the Plan. The Plan continues to provide you with a convenient and economical way of investing cash dividends in additional shares of Common Stock without the payment of any brokerage commission or service charge. By participating in the Plan you are also assisting the Company by providing a new source of equity capital.

     If you are currently participating in the Plan, you do not need to take any action to continue your participation. However, please note that participation is entirely voluntary and you may initiate, change or discontinue participation at any time. If you do not wish to continue to participate in the Plan you may elect to receive checks for dividends.

     Please review the entire Prospectus for a comprehensive description of the Plan in a question and answer format. Any further questions you may have should be directed to First National Bancorp, Shareholder Relations, P. O. Box 937, Gainesville, Georgia 30503, or you may call (404) 503-2114.

                                   Sincerely yours,



                                   Richard A. McNeece
                                   Chairman of the Board

                                            _________, 1994


Dear Shareholder:

     We are pleased to send you this Prospectus describing the Dividend Reinvestment Plan ("Plan") of First National Bancorp ("the Company"). This Plan provides you with a convenient and economical way of investing cash dividends in additional shares of the $1.00 par value common stock of the Company ("Common Stock"). By participating in the Plan you also will be assisting the Company by providing a new source of equity capital.

     Holders of Common Stock who elect to participate may have cash dividends on all or some of their shares automatically reinvested in shares of Common Stock.

     The price of shares of Common Stock purchased with reinvested dividends will be the average between the bid and asked prices for Common Stock on the date the investment is made.

     The Plan can also simplify your record keeping. Mellon Securities Trust Company, which serves as Co-Administrator of the Plan along with First National Bancorp, will provide you with regular statements reflecting each transaction related to your account.

     To become a participant in the Plan, please complete the enclosed Stockholder Authorization Card and return it to First National Bancorp in the envelope provided. Please note that participation is entirely voluntary and you may initiate, change or discontinue participation at any time.

     While this letter outlines the highlights of the Plan, the following pages of the Prospectus provide a comprehensive description in a question and answer format. Please review the entire Prospectus carefully. Any further questions you may have should be directed to First National Bancorp, Shareholder Relations, P. O. Box 937, Gainesville, Georgia 30503, or you may call (404) 503-2114.

                                   Sincerely yours,



                                   Richard A. McNeece
                                   Chairman of the Board

                     FIRST NATIONAL BANCORP

                   GAINESVILLE, GEORGIA 30503










                           PROSPECTUS


                   280,857 SHARES COMMON STOCK
                        ($1.00 Par Value)
                     FIRST NATIONAL BANCORP


           Offered as Set Forth Herein Pursuant to the


                     FIRST NATIONAL BANCORP
                   DIVIDEND REINVESTMENT PLAN









THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus is _________, 1994.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS
PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED HEREIN, IN CONNECTION WITH THE OFFER DESCRIBED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

     THIS PROSPECTUS RELATES TO 280,857 SHARES OF AUTHORIZED
COMMON STOCK OF THE CORPORATION REGISTERED FOR SALE UNDER THE
DIVIDEND REINVESTMENT PLAN.

                      AVAILABLE INFORMATION
     First National Bancorp (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional offices in New York (75 Park Place, 14th Floor, New York, New York 10007) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511). Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information as of particular dates concerning directors and executive officers of the Company, their compensation and any material interest of such persons in transactions with the Company, is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission.
     The common stock of the Company, $1.00 par value per share, is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and reports and other information concerning the Company can be inspected at the offices of NASDAQ at NASDAQ Reports Section, 3rd Floor, 1735 K Street, N.W., Washington, D.C. 20006.
     Upon written or oral request of any person to whom this prospectus is delivered, the Company will promptly furnish to such person, without charge, a copy of any or all of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference into any of the documents incorporated by reference). Such requests should be directed to C. Talmadge Garrison, Secretary, First National Bancorp, P. O. Drawer 937, Gainesville, Georgia 30503 [(404) 503-2104].

                         THE CORPORATION
     First National Bancorp (the "Company") is a registered bank holding company organized under Georgia law, with seventeen subsidiary banks, six of which are national banks and eleven of which are state banks. The First National Bank of Gainesville (the "Bank") is a national banking association and was the lead bank, or principal subsidiary, when the Company was formed. Through the Bank and its other subsidiaries, the Company is primarily engaged in providing commercial and personal banking services, mortgage banking services and trust services to corporate and institutional customers, governments, individuals and other banks. The address of the Company is 303 Jesse Jewell Parkway, Suite 700, P. O. Drawer 937, Gainesville, Georgia 30503, and the telephone number of the Company is (404) 503-2000.

                            THE PLAN
     The Company's Dividend Reinvestment Plan (the "Plan") is set forth below in a question and answer format. The Plan was approved by the Board of Directors of the Company on January 23, 1985 and became effective on May 23, 1985. The Plan included 50,000 shares (100,000 shares after the September 1, 1986 stock dividend) of the common stock of the Company when originally
adopted.   Subsequently, the Plan has been amended three times to
reserve additional shares of the $1.00 par value common stock of the Company ("Common Stock") in amounts of 100,000 shares, 200,000 shares (plus an additional 68,010 shares due to a stock dividend) and 250,000 shares for issuance under the Plan.
     The Plan is governed by the laws of the State of Georgia as to its terms, conditions and operations.
     Purpose
     1. What is the purpose of the Plan? The purpose of the Plan is to provide holders of Common Stock with a simple and convenient way to invest cash dividends in shares of Common Stock at a price equal to market price (as determined below) without payment of any brokerage commission or service or other charge. Shares purchased by Participants in the Plan will be newly issued by the Company from its previously authorized but unissued shares or will be shares of Common Stock acquired by the Company in the market for reissuance under the Plan. As a result of the purchase of shares from the Company under the Plan, the Company will receive additional funds for the general corporate purposes of the Company, including investments in, or extensions of credit to, the Company's banking subsidiaries and any future banking-related subsidiaries.

     Advantages
     2. What are the advantages of the Plan? Participants in the Plan may:
     (a) Purchase shares of Common Stock with reinvested dividends at the market price of the Common Stock as more fully discussed in No. 10 below.
     (b) Have dividends reinvested in Common Stock without any charges for brokerage commissions or record-keeping.
     (c) Obtain full investment use of funds, since the Plan provides for fractions of shares to be credited to Participants' accounts.
     (d) Avoid cumbersome safekeeping requirements and record-keeping costs through the free custodial service and reporting provisions of the Plan.

     Participation
     3. Who is eligible to participate? All holders of record of Common Stock who are residents of the United States are eligible to participate in the Plan. If you wish to participate in the Plan through a broker or nominee in whose name your shares are registered (i.e., without transferring some or all of your shares to your name), you must make appropriate arrangements with your broker or nominee. In addition, the Company shall have discretion to permit shareholders who are not residents of the United States to participate in the Plan.
     4. How does an eligible shareholder participate? An eligible holder of Common Stock may join the Plan by signing the Authorization Card and returning it to the Company, which is acting as a Co-Administrator of the Plan. An Authorization Card and a postage-paid envelope are enclosed with this Prospectus for this purpose. Additional forms may be obtained at any time by written request to: First National Bancorp, Shareholder Relations, P. O. Box 937, Gainesville, Georgia 30503.
     5. When may a shareholder join the Plan? An eligible shareholder may join the Plan at any time. Once in the Plan the holder will remain a Participant until he or she discontinues his or her participation or sells all shares held in his or her own name and in the Participant's Plan account.
     If an Authorization Card specifying reinvestment of dividends is received by the Company at least five days before the record date established for a particular dividend, reinvestment will commence with that dividend. Dividend payment dates for the Common Stock and the related record dates are typically as follows:

             Approximate                Approximate Dividend
             Record Date                   Payment Date

        Fifteenth day of the            First day of January,
        months of December, March,      April, July and October
        June and September

     If the Authorization Card is received after the fifth day prior to the record date established for a particular dividend, then the reinvestment of dividends will not begin until the dividend payment date following the next record date, as applicable.
     6. What does the Authorization Card provide? The Authorization Card provides for the purchase of additional shares of Common Stock through the following investment options:
     (a) Full Dividend Reinvestment directs the Company to invest in accordance with the Plan all of your cash dividends on all of the shares then or subsequently registered in your name;
     (b) Partial Dividend Reinvestment directs the Company to invest in accordance with the Plan the cash dividends on only that number of shares registered in your name which are designated in the appropriate space on the Authorization Card.
     You may select either of the dividend reinvestment options. In all cases, cash dividends on all of the shares held in your account under the Plan will be reinvested in accordance with the Plan, including dividends on such shares purchased under the Plan.
     7. How may a Participant change options under the Plan? As a participant, you may change your investment options at any time by requesting a new Authorization Card and returning it to: First National Bancorp, Shareholder Relations, P. O. Box 937, Gainesville, Georgia 30503.

     Costs.
     8. Are there any expenses to Participants in connection with purchases under the Plan? No. Participants will incur no brokerage commissions or service charges for the purchases made under the Plan. All costs of administration of the Plan will be paid by the Company.
     9. How many shares of Common Stock will be purchased for Participants? If you become a Participant in the Plan, the number of shares to be purchased depends on the amount of your dividends and the purchase price of the Common Stock. Your account will be credited with that number of shares, including fractions computed to at least three decimal places, equal to the total amount to be invested divided by the purchase price per share.

     Purchases
     10. When and at what price will shares of Common Stock be purchased under the Plan? The price at which shares of the Company's Common Stock will be purchased will be the average of the bid and asked prices of the Company's Common Stock on the purchase date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or by such other national stock exchange on which the Company's Common Stock may be listed in the future.
     Purchases with reinvested dividends will be made on the dividend payment date (or the following business day if the dividend payment date is not a business day).
     A Participant may also terminate his account at any time by giving written notice to that effect to the Company or Mellon Securities Trust Company ("Transfer Agent"), which is acting as the other Co-Administrator of the Plan. In the event of termination by either the Company or the Participant, certificates for a Participant's full shares in his account will be sent to him or, if the Participant so requests in writing, the Transfer Agent will attempt to sell such shares following receipt of an appropriate written request and compliance with any applicable transfer requirements. Following such sale, the Transfer Agent will remit the proceeds less brokerage commissions and any applicable taxes. Fractional shares will be handled as described in No. 16 below.
     11. Who administers the Plan for Participants? The Company and the Transfer Agent, as Co-Administrators, administer the Plan for Participants, keep records, send statements of account to Participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan may be registered in the name of the Transfer Agent (or its nominee), as agent, and credited to the accounts of the respective Participants.

     Reports to Participants
     12. What kind of reports will be sent to Participants in the Plan? As soon as practicable after each purchase a Participant will receive an advice of transaction, including effective purchase price and the number of shares acquired. All year-to-date transactions in the account will be included in each statement. These statements are a record of the cost of purchase of shares under the Plan and should be retained for tax purposes. In addition, each Participant will receive copies of the Company's annual and quarterly reports to shareholders, proxy statements and dividend income information for tax reporting purposes.

     Dividends
     13. Will Participants be credited with dividends on shares held in their account under the Plan? Yes. As the record holder for the shares held in Participants' accounts under the Plan, the Transfer Agent will receive dividends for all Plan shares held on the dividend record date, will credit such dividends to Participants' accounts on the basis of full and fractional shares held in these accounts, and will automatically reinvest such dividends in additional shares of Common Stock.

     Certificates for Shares
     14. Will certificates be issued for shares of Common Stock purchased under the Plan? Unless requested, the Company will not issue to Participants certificates for shares of Common Stock purchased under the Plan. Your shares will be held in the name of the Transfer Agent or its nominee. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.
     Certificates for any number of whole shares credited to your account under the Plan will be issued to you upon your written request. If you are reinvesting cash dividends with respect to all the shares registered in your name, cash dividends with respect to shares withdrawn from your account will continue to be reinvested unless you thereafter submit a new Authorization Card reducing the number of shares subject to the Plan. Dividends on any full or fractional shares remaining in your account will also continue to be reinvested. The Company, at its discretion, may terminate any account which contains only a fraction of a share by paying the account holder the dollar value of such fractional share. Certificates for fractions of shares will not be issued. (See No. 15 below for instructions on withdrawing shares.)
     Accounts under the Plan will be maintained in the names in which certificates of the Participants were registered at the time the Participants entered the Plan. Therefore, certificates for whole shares will be similarly registered when issued at the request of a Participant. Should you want your shares registered and issued in a different name or should you want to change the name in which your account is maintained, you must so indicate in a written request and comply with any applicable transfer requirements. A Participant who wishes to pledge shares credited to his or her Plan account must first withdraw such shares from the account.

     Withdrawal of Shares in Plan Accounts
     15. How may a Participant withdraw shares purchased under the Plan? You may withdraw all or a portion of the shares from your Plan account by notifying the Company or the Transfer Agent in writing to that effect and specifying in the notice the number of whole shares to be withdrawn. This notice should be mailed to: First National Bancorp, Shareholder Relations, P. O. Box 937, Gainesville, Georgia 30503 or Mellon Securities Transfer Service, P. O. Box 444, Pittsburgh, PA 15230. Certificates for the whole shares of Common Stock so withdrawn will be issued to you. In no case will certificates for fractional shares be issued. Any notice of withdrawal received less than five days prior to a dividend record date will not be effective until dividends for such record date have been reinvested and the Common Stock so purchased is credited to the Participant's Plan account, (See No. 5 above as to the approximate dividend record dates.) If you are reinvesting dividends on all shares registered in your name, dividends with respect to shares withdrawn from your account will continue to be reinvested unless you thereafter submit a new Authorization Card reducing the number of shares subject to the Plan.
     If a Participant desires for the Transfer Agent to sell shares being withdrawn from his account, the Participant may request the Transfer Agent to do so, and the Transfer Agent will sell the shares following receipt of appropriate written request and compliance with any applicable transfer requirements. Following such sale the Transfer Agent will remit the proceeds less brokerage commissions and any applicable taxes.
     16. What happens to the fraction of a share when a Participant withdraws all shares from the Plan? If a participant's account, at the time of termination, contains a fractional share for which withdrawal is requested (or the account is terminated by the Company as provided in No. 14 above), the Transfer Agent will make a cash payment equal to the average of the bid and asked prices of the Common Stock as reported by NASDAQ on such termination date multiplied by such fraction. This cash payment, together with certificates for the whole shares, will be mailed directly to the withdrawing Participant by the Transfer Agent.
     In the event that the Transfer Agent is requested by a withdrawing Participant to sell the whole shares of Common Stock in his or her Plan Account, the fractional share will be redeemed at the same price as that at which such whole shares of Common Stock are sold. This cash payment of both whole and fractional shares will be mailed directly to the withdrawing Participant by the Transfer Agent.
     17. What happens to a Participant's Plan account if all shares of Common Stock in the Participant's own name are transferred or sold? If you dispose of all shares of Common Stock registered in your own name (shares physically held by you), the Transfer Agent will continue to reinvest the dividends on the shares held in your Plan account until you notify the Transfer Agent that you wish to withdraw such shares from your account. (See No.15 above concerning the withdrawal of shares.) The Company reserves the right to liquidate holdings held in the Plan of less than one (1) share.

     Discontinuation of Dividend Reinvestment
     18.  How does a Participant discontinue the
reinvestment of dividends under the Plan? A Participant may discontinue the reinvestment of dividends under the Plan with respect to all or a portion of the Participant's shares at any time by notifying the Company or the Transfer Agent in writing to that effect. Discontinuance with regard to all shares will constitute a request for withdrawal of the shares held in a Participant's account. Notices of discontinuance should be sent to First National Bancorp, Shareholder Relations, P. O. Box 937, Gainesville, Georgia 30503 or Mellon Securities Transfer Service, P. O. Box 444, Pittsburgh, PA 15230. To prevent the reinvestment of dividends in accordance with the Plan, a notice of discontinuance must be received at least five days prior to the dividend record date for the next dividend to be paid. (See No. 5 above for approximate timing of dividend record dates.)

     Other Information
     19. What happens if the Company has a Common Stock rights offering, issues a stock dividend or declares a stock split? Participation in any rights offering will be based upon both the shares of Common Stock registered in Participants' names and the shares (including fractional shares) credited to Participants' accounts. Any stock dividend or shares resulting from stock splits with respect to shares of Common Stock, both full and fractional, credited to Participants' accounts will be added to their accounts.
     20. How will a Participant's Plan shares be voted at a meeting of shareholders? All shares of Common Stock (including any factional share) credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy materials for such meeting. When you return an executed proxy, all of such shares will be voted as indicated. Alternatively, if you so elect, you may vote all of such shares in person at the shareholders' meeting.
     21. What are the federal income tax consequences of participation in the Plan? The Internal Revenue Service has issued a ruling describing the federal income tax consequences to a shareholder who participates in a dividend reinvestment plan similar to the Plan.
     Dividend Reinvestment Plan. A shareholder who participates in the Plan will be treated for federal income tax purposes as receiving a distribution in an amount equal to the fair market value on the dividend payment date of all full and fractional shares credited to the Participant. The distribution will be taxable as a dividend to the extent of the Company's earnings and profits as determined for federal income tax purposes. The tax basis of the shares will be an amount equal to their fair market value on the dividend payment date. The Company intends to determine and report the distribution amount on the basis that the fair market value per share of the Common Stock issued pursuant to the dividend reinvestment option is the average of the bid and asked prices of the Common Stock on the dividend payment dates as reported by NASDAQ.
     Dividends-Received Deduction. A corporate shareholder generally will be entitled to the seventy percent (70%) dividends-received deduction available under the Internal Revenue Code. The deduction is, of course, subject to change should the Congress or the Internal Revenue Service amend current law or regulations.
     Holding Period. The holding period for shares acquired under the Plan will begin the day after the applicable date of purchase.
     Foreign Shareholders. In the case of a foreign shareholder whose dividends are subject to United States income tax withholding and whose account is to be credited with Common Stock pursuant to a reinvestment option, the Transfer Agent will withhold the appropriate amount of tax and reinvest the balance in Common Stock. The statement to the foreign participant confirming acquisition of shares pursuant to the Plan will indicate the amount of tax withheld and the amount of the reinvestment.
     Additional Information. A Participant will not realize any taxable income when he or she receives certificates for whole shares credited to his or her account under the Plan, either upon a request for such certificates or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for a fractional share then held in his or her account will realize gain or loss measured by the difference between the amount of the cash received and the price at which such fractional share was credited to the Participant's account. Such gain or loss will be capital in character if such fractional share is a capital asset in the hands of the Participant. For further information as to tax consequences of participation in the Plan, Participants should consult with their own advisors. Information for income tax purposes for Participants in the Plan will be printed on the Participant's statement of account.
     22. What is the responsibility of the Bank under the Plan? The Company and the Transfer Agent in administering the Plan will not be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death, the prices at which shares are purchased for the Participant's account, the times when purchases are made or fluctuation in the market value of the Common Stock. Participants should recognize that neither the Company nor the Transfer Agent can provide any assurances of a profit or protection against loss of value on any shares purchased under the Plan.
     23. May the Plan be changed or discontinued? While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend or terminate the Plan at any time, including the period between a dividend record date and the related dividend payment date. The Company also reserves the right to make modifications to the Plan, by the mailing of appropriate notice, amendment or supplement at least thirty (30) days prior to the effective date thereof to the Participant at his last address of record. It is understood that amendments or supplements may be required from time to time due to changes in existing rules and regulations or new rules and regulations issued by any governing authority. In such cases, such amendments or supplements as required will be made and thereafter notification sent to each Participant of the amendments or supplements. The Company also reserves the right to terminate any Participant's participation in the Plan at any time.
     24. Can checks be written against the Participant's Plan account or can the account be transferred? No. A Participant may not draw checks or drafts against his Plan account, nor may a Participant sell, assign or transfer his Plan account.
     25. How is the Plan to be interpreted? Any question of interpretation arising under the Plan will be determined by the Company, and any such determination will be final.
     26. Where should correspondence regarding the Plan be directed? All general correspondence regarding the Plan
should be directed to:   First National Bancorp, Shareholder
Relations, P. O. Box 937, Gainesville, Georgia 30503.
Please mention this specific Plan in all correspondence.

                        COMMON STOCK
     The Company's Common Stock is traded in the Over-the-
Counter Market and is quoted in the National Association of Securities Dealers Automated Quotation System under the symbol "FBAC". The transfer agent for the Common Stock is Mellon Securities Trust Company, 85 Challenger Road,
Ridgefield Park, N.J.  07660.

                       USE OF PROCEEDS
     The proceeds from the sale of the Common Stock Offered pursuant to the Plan will be used for general corporate purposes of the Company including investments in, or extensions of credit to, the Company's banking subsidiaries and any future banking-related subsidiaries.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     There are hereby incorporated by reference in this prospectus the following documents and information heretofore filed with the Securities and Exchange
Commission:
     1. The Company's Annual Report on form 10-K for the fiscal year ended December 31, 1993.
     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Act of 1934, as amended, since the end of the Company's fiscal year ended December 31, 1993.
     3. The description of Common Stock contained in the Company's Registration Statement on Form S-14 (File No. 2-71367) declared effective on April 30, 1981, as such description is updated by the Company's Current Report on Form 8-K, dated April 20, 1988 and by the Company's Current Report on Form 8-K, dated April 23, 1993.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of this offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                        LEGAL OPINION
     The legality of the shares of Common Stock of the Company to be issued under the Plan will be passed upon by Stewart, Melvin & Frost, Attorneys-at-Law, Sixth floor, Hunt Tower, 200 Main Street, Gainesville, Georgia 30501. W. Woodrow Stewart is a partner in said firm and is a stockholder and director of the Company and a director of The First National Bank of Gainesville. J. Kenneth Nix is also a partner in said firm and is a stockholder and director of the Company and a director of First National Bank of White County. In addition, certain partners and associates of Stewart, Melvin & Frost, including the attorneys in the firm who have participated in this matter, own substantial shares of Company stock. Stewart, Melvin & Frost serves as general counsel to the Company, The First National Bank of Gainesville and First National Bank of White County.

           COMMISSION POSITION ON INDEMNIFICATION
               FOR SECURITIES ACT LIABILITIES
     Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company has adopted the provisions of the Georgia statutes in its bylaws.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                           PART II
         INFORMATION NOT REQUIRED IN THE PROSPECTUS
     Item 14.  Other Expenses of Issuance and Distribution.
The registrant will pay the expense of issuance and distribution of this Registration Statement and related prospectus. Estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement are as follows:

     Registration Fee Under Securities
       Act of 1933                           $ 1,476.29

     Expenses and qualification Under
       State Blue Sky Laws                   $   500.00

     Printing, Engraving and
       Reproduction                          $ 3,000.00

     Legal Fees and Expenses                 $ 4,000.00

     Accounting Fees and Expenses            $ 1,000.00

     Fees of Plan Administration             $43,000.00

     Miscellaneous                           $ 2,500.00

               Total                         $55,476.29

     Item 15.  Indemnification of Directors and Officers.
The by-laws of First National Bancorp ("the Company") provide that any person may be indemnified or reimbursed by the Company for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he shall be made a party by reason of his being or having been a director, officer or employee of the Company or of any firm, corporation or organization which he served in any such capacity at the request of the Company. However, under the by-laws no person may be indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he is finally adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties for the Company. In addition, the by-laws provide that no person shall be indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Company, or the Board of Directors, acting by vote of directors not parties to the same or substantially to the same action, suit or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement is not exclusive of other rights to which such person may be entitled as a matter of law.
     In addition, Georgia law provides broad authority to directors and shareholders of corporations to indemnify officers, directors and employees against liabilities and expenses of defending civil (and in some cases criminal) matters. See Official Code of Georgia Annotated, Sections 14-2-851 and 14-2-857.
     In general, the effect of the above-referenced statutes and of the by-laws of the Company is that the Company will indemnify its directors, officers and employees for reasonable expenses and damages actually incurred in connection with any action, suit or proceeding, civil or criminal, to which they shall be made a party by reason of their being or having been directors, officers or employees of the corporation, provided that such persons are not finally adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of their duties for the Company. The by-laws also provide that the Company may purchase insurance for the purpose of indemnifying its directors, officers, and other employees to the extent that such indemnification is allowed under the by-laws. Pursuant to the by-laws, the corporation has purchased insurance to indemnify its officers and directors.
     The Articles of Incorporation of the Company were amended in May of 1990 to provide that the directors of the Company have no personal liability to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director resulting from any act or omission other than personal liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the Company, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for voting in favor of or assenting to distributions to shareholders which are unlawful under Official Code of Georgia Annotated ("O.C.G.A.") Section 14-2-640 where it is established he did not perform his duties in compliance with O.C.G.A. Section 14-2-830, or (iv) for any transactions from which the director received an improper personal benefit.

     Item 16.  Exhibits.
     See Index of Exhibits at page _______ and Exhibits immediately following the index.

     Item 17.  Undertakings.
     (a)  Rule 415 Offering.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i)    To include any prospectus required by
                 Section 10(a)(3) of the Securities Act
                 of 1933;
          (ii)   To reflect in the prospectus any facts
                 or events arising after the effective
                 date of the Registration Statement (or
                 the most recent post-effective
                 amendment thereof) which, individually
                 or in the aggregate, represent a
                 fundamental change in the information
                 set forth in the Registration
                 Statement;
          (iii)  To include any material information
                 with respect to the plan of
                 distribution not previously disclosed
                 in the Registration Statement or any
                 material change to such information in
                 the Registration Statement;
     Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b)  Filings Incorporating Subsequent Exchange Act
Documents by Reference.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, and the State of Georgia, this 19th day of December, 1994.

                              FIRST NATIONAL BANCORP

                              By:  s/Richard A. McNeece
                                   Richard A. McNeece,
                                   Chairman and
                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints PETER D. MILLER and C. TALMADGE GARRISON, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interest and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                   Capacity           Date

Principal Executive           Director, Chairman
Officer:                      and C.E.O.

s/Richard A. McNeece                              12-19-94
Richard A. McNeece

Principal Financial           Director,
Officer:                      President,
                              C.A.O. and C.F.O

s/Pete D. Miller                                  12-19-94
Pete D. Miller

Principal Accounting          Senior Vice
Officer:                      President and
                              Secretary

s/C. Talmadge Garrison                            12-19-94
C. Talmadge Garrison


s/Richard L. Shockley         Director and Vice   12-19-94
Richard L. Shockley           Chairman of the
                              Board

s/Jane Wood Banks             Director            12-19-94
Jane Wood Banks


s/Thomas S. Cheek             Director            12-19-94
Thomas S. Cheek


s/John A. Ferguson, Jr.       Director            12-19-94
John A. Ferguson, Jr.


s/James H. Harris, Jr.        Director            12-19-94
James H. Harris, Jr.


s/Ray C. Jones                Director            12-19-94
Ray C. Jones


s/Arthur J. Kunzer, Jr.       Director            12-19-94
Arthur J. Kunzer, Jr.


s/W. L. Lester                Director            12-19-94
W. L. Lester


s/Loy D. Mullinax             Director            12-19-94
Loy D. Mullinax


s/J. Kenneth Nix, Sr.         Director            12-19-94
J. Kenneth Nix, Sr.


s/Edwin C. Poss               Director            12-19-94
Edwin C. Poss


s/Paul J. Reeves              Director            12-19-94
Paul J. Reeves


s/A. Roy Roberts, Jr.         Director            12-19-94
A. Roy Roberts, Jr.


                              Director
Harold L. Smith


s/W. Woodrow Stewart          Director            12-19-94
W. Woodrow Stewart


s/Bobby M. Thomas             Director            12-19-94
Bobby M. Thomas


                              Director
James A. Walters


s/M. G. West                  Director            12-19-94
M. G. West


s/J. Michael Womble           Director            12-19-94
J. Michael Womble


                              Director
Joe Wood, Jr.

                      INDEX TO EXHIBITS

Exhibit Number
Page
     5.          Legal opinion of Stewart, Melvin
                 & Frost regarding legality of the
                 securities being issued.
     23. Consent of KPMG PEAT MARWICK LLP. Consent of Stewart, Melvin & Frost is contained in the legal opinion of such firm filed as Exhibit 5 to the Registration
                 Statement.
     24.         Power of Attorney with respect to
                 amendments to this Registration
                 Statement is included in one of the
                 signature pages to this Registration
                 Statement.

                                                   EXHIBIT 5
                                    LEGAL OPINION OF COUNSEL
                      December 19, 1994

First National Bancorp
P. O. Drawer 937
Gainesville, Georgia 30503

Gentlemen:

     This opinion is given to you in connection with the filing by First National Bancorp (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form S-3 registration Statement with respect to 250,000 shares of the $1.00 par value Common Stock of the Company to be offered under the Company's Dividend Reinvestment Plan (the "Plan").

     As general counsel of the Company, we have examined the relevant corporate documents incident to the giving of this opinion, and we are also generally familiar with the affairs of the Company.

     Based on the foregoing, we are of the opinion that 250,000 shares of Common Stock of the Company to be offered to the public and purchased by shareholders of the Company under the Plan will, when sold, be legally issued, fully paid and non-assessable under the Georgia Business
Corporation Code.

     This opinion is furnished by us solely for the benefit of the Company in connection with the filing of the Registration Statement. We consent to the use of this opinion as an exhibit to the Registration Statement, and to the references to this firm under the heading "Legal
Opinion" in the prospectus which forms a part of the Registration Statement.

                              Sincerely yours,

                              STEWART, MELVIN & FROST


                              By: s/T. Treadwell Syfan
                                  T. Treadwell Syfan

                                                Exhibit 23.1





                INDEPENDENT AUDITORS' CONSENT


The Board of Directors
First National Bancorp:

We consent to incorporation herein by reference of our report dated January 28, 1994, relating to the consolidated balance sheets of First National Bancorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the annual report on Form 10-K of First National Bancorp for the year ended December 31, 1993. Our report refers to changes in method of accounting for investments, income taxes, and postretirement benefits to adopt Statement of Financial Accounting Standards (SFAS) No. 115, SFAS No. 109, and SFAS No. 106.



                                   s/KPMG PEAT MARWICK LLP
                                   KPMG PEAT MARWICK LLP


Atlanta, Georgia
December 16, 1994